EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Kevin S. Kelly, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Atalanta/Sosnoff Investment Trust (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER

Atalanta/Sosnoff Investment Trust           Atalanta/Sosnoff Investment Trust


/s/ Kevin S. Kelly                          /s/ Mark J. Seger
-----------------------------               ---------------------------
Kevin S. Kelly, President                   Mark J. Seger, Treasurer

Date:  February 2, 2004                     February 2, 2004



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO ATALANTA/SOSNOFF INVESTMENT TRUST AND WILL BE RETAINED BY ATALANTA/SOSNOFF INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.